--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

 DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) FEBRUARY 7, 1997 (OCTOBER 1,
                                     1996)

                             CHARTWELL LEISURE INC.
--------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                   0-24794                  22-3326054
--------------------------------------------------------------------------------


      (STATE OR OTHER             (COMMISSION             (I.R.S. EMPLOYER
      JURISDICTION OF             FILE NUMBER)           IDENTIFICATION NO.)
      INCORPORATION)

                   605 THIRD AVENUE, NEW YORK, NEW YORK10158
--------------------------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                                                         (ZIP CODE)

                                 (212) 692-1400
--------------------------------------------------------------------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                             NATIONAL LODGING CORP.
--------------------------------------------------------------------------------
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

  The information called for by this Item 2 is incorporated herein by reference to the Registrant's Current Report on Form 8-K (File No. 0-24794) filed with the Commission on October 15, 1996.

ITEM 5. OTHER EVENTS.

  The information called for by this Item 5 is incorporated herein by reference to the Registrant's Current Report on Form 8-K/A (File No. 0-24794) filed with the Commission on December 12, 1996.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

 (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                         INDEX TO FINANCIAL STATEMENTS

Capital Properties Limited Partnership
Audited Financial Statements as at September 30, 1996 and 1995 and for each of the Three Years in the Period Ended September 30, 1996, and Independent
 Auditors' Report..........................................................    5
  Independent Auditors' Report of Deloitte & Touche, Canada................    6
  Balance Sheets...........................................................    7
  Statement of Operations..................................................    8
  Statement of Cash Flow...................................................    9
  Notes to the Financial Statements........................................   10

 (b) PRO FORMA FINANCIAL INFORMATION.

                    INDEX TO PRO FORMA FINANCIAL STATEMENTS

Chartwell Leisure Inc. and Subsidiaries
Pro Forma Condensed Consolidated Financial Statements (Unaudited)..........   17
  Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1996
   (Unaudited).............................................................   19
  Pro Forma Condensed Consolidated Statement of Operations for the Nine
   Months Ended September 30, 1996 (Unaudited).............................   20
  Pro Forma Condensed Consolidated Statement of Operations for the Nine
   Months Ended September 30, 1995 (Unaudited).............................   21
  Pro Forma Condensed Consolidated Statement of Operations for the Year
   Ended
   December 31, 1995 (Unaudited)...........................................   22
  Notes to the Pro Forma Condensed Consolidated Financial Statements
   (Unaudited).............................................................   23

 (c) EXHIBITS.

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
  2.1*       Contract of Sale, dated as of July 17, 1996, by and among Capital
             Properties Limited Partnership, Syndicated Capital Properties,
             Inc., Syncap Properties Inc., Tegrad Properties (Winnipeg) Inc.,
             Tegrad Montreal I Inc., 1002370 Ontario, Inc. and Chartwell Canada
             Corp.
 10.1*       Form of Future Payments Agreement, by and between Chartwell Canada
             Corp. and Syndicated Capital Properties Inc., as agent for Capital
             Properties Limited Partnership.
 10.2**      Credit Agreement, dated as of August 28, 1996, among the
             Registrant, Chartwell Canada Corp., The Bank of Nova Scotia, The
             Chase Manhattan Bank and the various banks named therein.
 10.3*       Development Agreement, dated as of October 1, 1996, by and between
             NRG Management Services Inc. and the Registrant.
 10.4*       Form of Indemnification Agreement, by and among Chartwell Canada
             Corp., the Registrant, NL Hotels, Inc., Capital Properties Limited
             Partnership, Syndicated Capital Properties Inc., Royco Hotels &
             Resorts Ltd. and NRG Management Services Inc.
 10.5*       Guaranty Letter, dated as of October 1, 1996, by Royco Hotels &
             Resorts Ltd., Peter P. Sikora, Terrence Royer, Randy Royer and
             Gregory Royer.
 10.6*       Non-Competition Agreement, dated as of October 1, 1996, by and among Royco Hotels & Resorts Ltd., Peter P. Sikora, Terrence
             Royer, Randy Royer, Gregory Royer, NL Hotels, Inc. and the
             Registrant.
 10.7*       Debt Restructuring Letter Agreement, dated as of August 15, 1996, by and among the Registrant, Bank of Montreal, Scotia Mortgage
             Corporation, Canadian Imperial Bank of Commerce and Province of
             Alberta Treasury Branches.
 10.8**      First Amendment, dated as of September 30, 1996, to the Credit
             Agreement, dated as of August 28, 1996, among Chartwell Leisure
             Inc., Chartwell Canada Corp., The Bank of Nova Scotia, The Chase
             Manhattan Bank and the various banks named therein.
 10.9**      Hotel Management Agreement dated October 1, 1996, among Chartwell
             Canada Corp., Chartwell Canada Nominee Corp., Tegrad Montreal
             Inc., Edmonton South Nominee Corp., Calgary North Nominee Corp.
             and Chartwell Lodging Corp.
 10.10**     Amended and Restated Management Services and Franchise Development
             Agreement, dated as of October 1, 1996, among Chartwell Canada
             Hospitality Corp., Chartwell Lodging Inc., Royco Hotels and
             Resorts Ltd. and Chartwell Leisure Inc.
 10.11**     Master License Agreement for the Territory of the Dominion of
             Canada, dated September 30, 1996, between Travelodge Hotel, Inc.
             and Chartwell Canada Hospitality Corp.
 10.12**     Master License Agreement for the Territory of The United Mexican
             States, dated September 18, 1996, between Travelodge Hotels, Inc.
             and Chartwell Mexico, S.A. de C.V.
 10.13**     Termination Letter Agreement, dated as of November 20, 1996, by and between the Registrant and HFS Incorporated.
 10.14**     Unsecured Note, dated as of November 20, 1996, for the principal amount of $7,000,000, by the Registrant, in favor of HFS
             Incorporated.
 10.15**     Development Advance Agreement, dated as of October 15, 1996, between the Registrant and HFS Incorporated.

--------
 * Filed as an exhibit to the Registrant's Current Report on Form 8-K (File No. 0-24794) filed with the Commission on October 15, 1996.
** Filed as an exhibit to the Registrant's Current Report on Form 8-K/A (File
   No. 0-24794) filed with the Commission on December 12, 1996.
 + Filed herewith.

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
 10.16**     Second Amended and Restated Financing Agreement, dated as of July
             24, 1996, between the Registrant and HFS Incorporated.
 10.17**     Amendment No. 1 to Second Amended and Restated Financing
             Agreement, dated as of August 1996, between the Registrant and HFS
             Incorporated.
 23.1+       Consent of Deloitte & Touche.
 99.1*       Press release of the Registrant, dated October 4, 1996.
 99.2**      Press release of the Registrant, dated November 25, 1996.

--------
 * Filed as an exhibit to the Registrant's Current Report on Form 8-K (File No. 0-24794) filed with the Commission on October 15, 1996.
** Filed as an exhibit to the Registrant's Current Report on Form 8-K/A (File
   No. 0-24794) filed with the Commission on December 12, 1996.
 + Filed herewith.

                     CAPITAL PROPERTIES LIMITED PARTNERSHIP

                              FINANCIAL STATEMENTS

                       AS AT SEPTEMBER 30, 1996 AND 1995
                 AND FOR EACH OF THE THREE YEARS IN THE PERIOD
                            ENDED SEPTEMBER 30, 1996

                                 [LETTERHEAD]
                               AUDITORS' REPORT

TO: SYNDICATED CAPITAL PROPERTIES INC.,
  THE GENERAL PARTNER OF CAPITAL PROPERTIES LIMITED PARTNERSHIP

  We have audited the balance sheets of Capital Properties Limited Partnership as at September 30, 1996 and 1995, and the statements of operations and cash flows for each of the three years in the period ended September 30, 1996. These financial statements are the responsibility of the General Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audits in accordance with auditing standards generally accepted in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

  In our opinion, these financial statements present fairly, in all material respects, the financial position of the Partnership as at September 30, 1996 and the results of its operations and the changes in its financial position for each of the three years in the period then ended in accordance with accounting principles generally accepted in Canada which differ in certain material respects with accounting principles generally accepted in the United States as described in Note 10.
(ART)

Chartered Accountants

Calgary, Alberta
October 30, 1996

                    CAPITAL PROPERTIES LIMITED PARTNERSHIP

                                BALANCE SHEETS
                              AS AT SEPTEMBER 30

                                                               CANADIAN DOLLARS
                                                               -----------------
                                                                 1996     1995
                                                               -------- --------
                                                                  $        $
                                                                (000S)   (000S)
ASSETS
CURRENT ASSETS
  Cash and term deposits......................................    1,494      527
  Cash held in trust..........................................      389        0
  Accounts receivable.........................................    2,488    2,435
  Supplies and prepaids.......................................    1,401    1,536
                                                               -------- --------
                                                                  5,772    4,498
PROPERTY AND EQUIPMENT (NOTE 4)...............................  129,134  162,568
                                                               -------- --------
                                                                134,906  167,066
                                                               ======== ========
LIABILITIES AND PARTNERS' EQUITY
CURRENT LIABILITIES
  Accounts payable and accrued liabilities....................    6,175    5,918
  Property taxes payable......................................      711      776
  Current portion of long term debt (Note 6)..................  124,141  122,665
                                                               -------- --------
                                                                131,027  129,359
LONG TERM DEBT (NOTE 6).......................................    2,690    9,779
                                                               -------- --------
                                                                133,717  139,138
MINORITY INTEREST.............................................      389      405
PARTNERS' EQUITY (NOTE 7).....................................      800   27,523
                                                               -------- --------
                                                                134,906  167,066
                                                               ======== ========

  Approved on behalf of the Capital Properties Limited Partnership by its general partner, Syndicated Capital Properties Inc.

         /s/ Peter P. Sikora                       /s/ Randy B. Royer
_____________________________________     _____________________________________
      PETER P. SIKORA, DIRECTOR                 RANDY B. ROYER, DIRECTOR

                     CAPITAL PROPERTIES LIMITED PARTNERSHIP

                            STATEMENT OF OPERATIONS
                        FOR THE YEARS ENDED SEPTEMBER 30

                                                             CANADIAN DOLLARS
                                                           --------------------
                                                            1996   1995   1994
                                                           ------ ------ ------
                                                             $      $      $
                                                           (000S) (000S) (000S)
REVENUES
  Rooms................................................... 45,175 43,529 38,930
  Other...................................................  5,114  5,166  5,116
                                                           ------ ------ ------
                                                           50,289 48,695 44,046
                                                           ------ ------ ------
OPERATING EXPENSES
  Wages and benefits...................................... 11,907 11,611 10,686
  Direct costs............................................  5,085  5,186  4,905
  Administration..........................................  2,707  2,682  2,386
  Marketing...............................................  3,325  3,080  2,555
  Maintenance and energy..................................  3,911  3,816  3,758
  Taxes and insurance.....................................  5,271  5,641  5,266
  Management, royalty and franchise fees..................  3,125  2,676  2,423
                                                           ------ ------ ------
                                                           35,331 34,692 31,979
                                                           ------ ------ ------
GENERAL AND ADMINISTRATION EXPENSES
  Non-operating administration............................    721  1,292  1,027
  Depreciation and amortization...........................  3,448  3,628  3,553
  Write-down of assets....................................    --     708    --
  Interest expense........................................ 11,102 11,359 11,085
  Minority interest.......................................    --      21      5
                                                           ------ ------ ------
                                                           15,271 17,008 15,670
                                                           ------ ------ ------
LOSS BEFORE PROVISION FOR LOSS............................    313  3,005  3,603
                                                           ------ ------ ------
Provision for loss on disposal of properties (Note 1)..... 26,410    --     --
                                                           ------ ------ ------
NET LOSS.................................................. 26,723  3,005  3,603
                                                           ====== ====== ======

                     CAPITAL PROPERTIES LIMITED PARTNERSHIP

                             STATEMENT OF CASH FLOW
                        FOR THE YEARS ENDED SEPTEMBER 30

                                                         CANADIAN DOLLARS
                                                       -----------------------
                                                        1996     1995    1994
                                                       -------  ------  ------
                                                          $       $       $
                                                       (000S)   (000S)  (000S)
NET INFLOW (OUTFLOW) OF CASH RELATED TO THE FOLLOWING
 ACTIVITIES:
OPERATING
  Net loss...........................................  (26,723) (3,005) (3,603)
  Non-cash items
    Minority interest................................      --       21       5
    Depreciation and amortization....................    3,448   3,628   3,553
    Write-down of property...........................   24,946     708     --
                                                       -------  ------  ------
                                                         1,671   1,352     (45)
  Changes in non-cash working capital................      274    (850)  1,704
                                                       -------  ------  ------
                                                         1,945     502   1,659
                                                       -------  ------  ------
FINANCING
  Debt issued........................................      --      --    1,906
  Repayment of debt..................................     (771)   (571) (1,111)
  Partnership units issued...........................      --       30       6
  Minority interest..................................      (16)    (80)    --
  Property disposed..................................    5,397     --      --
  Mortgage debt on property disposed.................   (4,842)    --      --
                                                       -------  ------  ------
                                                          (232)   (621)    801
                                                       -------  ------  ------
INVESTING
  Additions to furnishings and equipment.............     (357)   (313) (2,535)
                                                       -------  ------  ------
                                                          (357)   (313) (2,535)
                                                       -------  ------  ------
INCREASE IN CASH.....................................    1,356    (432)    (75)
CASH, BEGINNING OF PERIOD............................      527     959   1,034
                                                       -------  ------  ------
CASH AND CASH HELD IN TRUST, END OF PERIOD...........    1,883     527     959
                                                       =======  ======  ======

                    CAPITAL PROPERTIES LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

  These financial statements have been prepared for purposes of inclusion in a Registration Statement of Chartwell Leisure Inc. under the Securities Act of 1933, as amended, and a Current Report of Chartwell Leisure Inc. on Form 8-K under the Securities Exchange Act of 1934, as amended. They reflect the operations of the Capital Properties Limited Partnership ("CPLP") for its year ended September 30, 1996 and its financial position immediately prior to the acquisition of all its properties by Chartwell Canada Corp. ("Chartwell Canada") on October 1, 1996 as follows:

                                                                          $
                                                                       (000S)
                                                                       -------
     Purchase price consideration:
     --Assumption of mortgages and all bank debt...................... 126,831
     --Assumption of working capital deficiency, except trust
      accounts........................................................   1,503
     --Funds on closing...............................................     200
     --Minimum future payments for 1997 and 1998......................     600
                                                                       -------
                                                                       129,134
                                                                       -------
     Net book value of property and equipment prior to write down..... 154,080
                                                                       -------
     Write down of property...........................................  24,946
     Transaction costs................................................   1,464
                                                                       -------
     Provision for loss on disposal of properties.....................  26,410
                                                                       =======

  In addition, pursuant to a participatory agreement CPLP is entitled to additional participation that is determined based on cash flow generated by the properties. Except for the minimum amounts for the years ended December 31, 1997 and 1998, such additional payments, if any, are not known at this time. The participation has no expiry date but may be terminated by Chartwell Canada any time after December 31, 2000 but before December 31, 2008. Following the transaction on October 1, 1996, CPLP ceased active operations. The pro-forma balance sheet at October 1, 1996 after the above transaction and settlement of the minority interest is as follows:

                                                                            $
                                                                          (000S)
                                                                          ------
     Pro-forma balance sheet as at October 1, 1996
     ASSETS
      Cash...............................................................  200
      Due from Chartwell--minimum future payments........................  600
                                                                           ---
                                                                           800
                                                                           ===
      LIMITED PARTNERS' EQUITY...........................................  800
                                                                           ===

2. ORGANIZATION AND OPERATION OF THE PARTNERSHIP

 (a) BUSINESS OF CAPITAL PROPERTIES LIMITED PARTNERSHIP

  Capital Properties Limited Partnership ("Capital Properties" or "The Partnership") was established in 1991 as a limited partnership in the Province of Ontario.

  Syndicated Capital Properties Inc. ("Syndicated GP") is the sole general partner of Capital Properties. Capital Properties was formed for the purpose of purchasing, developing, selling, renovating, managing and owning equity interests in hotel properties and other real estate investments located or to be located throughout Canada. At the present time Capital Properties owns a 100% interest in twenty-one hotels (subject to small minority interests) and a 50% interest in one hotel.

                    CAPITAL PROPERTIES LIMITED PARTNERSHIP

 (b) MANAGEMENT, LICENSE AND MARKETING AGREEMENTS

  Capital Properties has entered into management and license agreements with Forte Hotels, Inc. and Forte Hotels Management, Inc. (collectively the "Manager", represented by Royco Hotels & Resorts Ltd. in Canada) whereby the Manager will manage each of the hotels owned by Capital Properties.

  The agreements are for terms of 20 years with three renewal terms of 10 years each. The Manager is entitled to the following fees:

                                                                    % OF
                                                               "GROSS REVENUE"
                                                                 AS DEFINED
                                                               ---------------
      Management fee..........................................       3.5
      Royalty fee (for use of trademarks and management
       systems to December 31, 1995)..........................       2.0

  The royalty fee was increased by an additional 1% as of January 1, 1996. During the year Capital Properties incurred management fees of $2,221,000 ($1,810,000 in 1995) and royalty fees of $904,000 ($866,000 in 1995).

  The agreements also provide for the Manager to receive a management incentive fee which will be noncumulative. The annual management incentive fee will be calculated by multiplying the "MIF percentage" (defined below) by the net operating income before debt service ("NOI") but payable out of net operating income after debt service (the "Cash Available for Distribution") on the basis of one dollar of management incentive fee to be paid to the Manager for every three dollars of Cash Available for Distribution. The MIF percentage shall be equal to 3% based on a ten million dollar NOI. The MIF percentage will be increased or decreased proportionately based on increases or decreases in the NOI, on the basis that a one million dollar increase or decrease in the NOI results in a one half of one percent increase or decrease in the MIF percentage, provided that the MIF percentage shall not increase for increases in NOI beyond twenty-six million dollars. No management incentive fees have been incurred to September 30, 1996.

  Capital Properties also has an agreement with Travelodge International Marketing Agency (TIMA) whereby each hotel will contribute 4% of room revenue to a separate fund out of which the cost of the central reservation system and national advertising and promotion will be paid. During the year fees under this agreement were $1,796,000 ($1,741,000 in 1995).

  Each hotel is responsible for its pro-rata cost of accounting services and its local advertising and promotion expenses. With respect to the acquisition of third party supplies and services, the Manager may charge an administrative and handling fee, provided the price and terms of such supplies and services including such fees are competitive with non-affiliated sources of supply. Fees so charged amounted to $701,000 ($667,000 in 1995).

 (c) ASSET MANAGEMENT FEE

  Capital Properties has entered into an agreement with its general partner, Syndicated GP, to manage the assets and provide investor services as long as Syndicated GP remains as general partner. Syndicated GP will be entitled to be reimbursed for its actual operating costs and out of pocket expenses and will earn an annual management incentive fee, calculated and payable based on 3/16ths of the amount earned annually by the Manager as a management incentive fee. Syndicated GP will receive a fee in connection with the acquisition, sale or financing of the assets of Capital Properties and a fee based on equity raised. No fees under this agreement were incurred to September 30, 1996.

                    CAPITAL PROPERTIES LIMITED PARTNERSHIP

3. SIGNIFICANT ACCOUNTING POLICIES

  These financial statements have been prepared in accordance with accounting policies generally accepted in Canada. Significant accounting policies are outlined below.

 (a) BASIS OF PRESENTATION

  These financial statements reflect only the assets, liabilities, revenues and expenses of the partnership and do not include any other assets, liabilities, revenues and expenses of the partners or the liability of the partners for taxes on income earned by the partnership. The statement of operations does not include a charge for interest on invested capital.

 (b) PROPERTY AND EQUIPMENT

  Property and equipment are stated at cost and are depreciated over their estimated useful lives. Hotel properties were valued on September 30, 1992, the date of formation of the partnership, at amounts based on independent third party appraisals. Depreciation on the hotel buildings will be provided by the sinking fund method over forty years in amounts that increase annually at 5%. Depreciation on renovations is provided using the straight line method at the rate of 15% per annum. Depreciation on furnishings and equipment is provided using the straight line method at rates ranging from 8% to 33% per annum.

 (c) MINORITY INTEREST

  Certain owners of individual interests related to condominium hotels in London, Sudbury and Kitchener did not accept Capital Properties' offer to purchase their respective units at September 30, 1992. The interests of these unit holders are treated as a minority interest in these financial statements.

4. PROPERTY AND EQUIPMENT

                                                       SEPTEMBER 30
                                          --------------------------------------
                                                      1996       1996     1995
                                           1996   ACCUMULATED  NET BOOK NET BOOK
                                           COST   DEPRECIATION  VALUE    VALUE
                                          ------- ------------ -------- --------
                                             $         $          $        $
                                          (000S)     (000S)     (000S)   (000S)
   Land..................................  33,702       --      33,702   35,957
   Buildings............................. 111,735    29,288     82,447  111,158
   Furnishings and equipment.............  21,468     8,483     12,985   15,453
                                          -------    ------    -------  -------
                                          166,905    37,771    129,134  162,568
                                          =======    ======    =======  =======

5. JOINT VENTURE

  The following amounts are included in these financial statements and represent Capital Properties' proportionate share of assets, liabilities, revenues, and expenses of an unincorporated joint venture related to the Edmonton South hotel.

                                                                   SEPTEMBER 30
                                                                   -------------
                                                                    1996   1995
                                                                   ------ ------
                                                                     $      $
                                                                   (000S) (000S)
     Assets....................................................... 4,929  4,999
     Liabilities..................................................   908  1,067
     Revenues..................................................... 1,002    962
     Expenses.....................................................   919    964

                     CAPITAL PROPERTIES LIMITED PARTNERSHIP

6. LONG TERM DEBT

 (a) MAJOR LENDERS

                                                                 SEPTEMBER 30
                                                                ---------------
                                                                 1996    1995
                                                                ------- -------
                                                                   $       $
                                                                (000S)  (000S)
8.5% loan from Scotia Mortgage Corporation secured by five
 hotels.......................................................   29,138  29,563
8.5% loan from Canadian Imperial Bank of Commerce (CIBC)
 secured by five hotels.......................................   33,405  33,405
8.5% loan from the Province of Alberta Treasury Branch secured by three and one half hotels (subject to existing
 mortgages)...................................................   20,728  20,717
8.5% loan from Bank of Montreal secured by six hotels.........   28,288  28,353
                                                                ------- -------
  Total Major Lenders.........................................  111,559 112,038
                                                                ======= =======

The above loans from major lenders are all due on September
30, 1997 and are secured by separate first fixed and floating charge demand debentures related to their specific hotels. Blended monthly interest and principal payments on the above loans are $906,000. In addition Capital Properties has granted the major lenders a blanket demand debenture on all but two hotels. This debenture ranks after the renovation loan security and other first mortgages and the first charge debentures referred to below. During the year
Capital Properties was in violation of certain debt covenants related to debt owed to the major lenders.

(b) 10.05% mortgage from the Hong Kong Bank Trust, due
    November 1, 2000, secured by a hotel property and related
    assets located at Edmonton South, with blended monthly
    interest and principal payments of $11,078................      796     858
(c) Bank prime + 1/2% mortgage from Adelaide Capital
    Corporation due April 1, 2000, secured by a hotel property and related assets located at Regina, Saskatchewan, with
    monthly principal payments of $10,000 plus interest.......    2,119   2,239
(d) 8.5% mortgage from Canadian Western Bank, due September
    30, 1997, secured by a hotel property and related assets
    located at Toronto Woodbine, Ontario, with blended monthly interest and principal payments of $39,560. The property
    securing the mortgage was sold in July 1996 and the
    outstanding mortgage was eliminated at that time..........      --    4,842
(e) 9% mortgage from Hong Kong Bank Trust, due July 1, 1997, secured by a hotel property and related assets located at
    Calgary, Alberta, with blended interest and principal
    payments of $60,095.......................................    6,857   6,967
(f) Bank prime + 2% renovation loan from the Province of
    Alberta Treasury Branches with maturity date not yet
    established, secured by a second fixed charge with respect to all hotels (excluding C.I.B.C. hotels) and a third
    fixed charge with respect to the C.I.B.C. hotels. During
    the year, Capital Properties was in violation of certain
    debt covenants related to debt owed to the lender.........    5,500   5,500
                                                                ------- -------
                                                                126,831 132,444
Less principal amounts due within one year....................    7,082     285
Less principal amounts due within one year due to violation of financial covenants..........................................  117,059 122,380
                                                                ------- -------
                                                                  2,690   9,779
                                                                ======= =======

                    CAPITAL PROPERTIES LIMITED PARTNERSHIP

7. PARTNERS' EQUITY

 (a) PARTNERSHIP UNITS AUTHORIZED

  Authorized Units--The General Partner is authorized to issue the following class of units:

  an unlimited number of Class A units
  an unlimited number of Class B units
  an unlimited number of Class C units

  The following are the attributes of the Class A, Class B and Class C partnership units.

 Class A Units

  Fully voting, participating, redeemable units. Each Class A unit will initially represent a contribution to capital of $1.00. Subject to any preferred return payable on any other class of unit. Class A units are entitled to an initial 7%, noncumulative, annual return and will thereafter participate equally with all other participating units.

 Class B Units

  Class B units are fully voting, participating, redeemable units and initially represent a contribution to capital of $1.00 per Class B unit. Class B units are entitled to a 7%, noncumulative, preferred annual return from the 1st day of the month following the month of issuance until the fifth anniversary of such date or such earlier or later date as may be determined by the general partner at the time of issuance. Thereafter, the Class B units participate equally with all other participating units, after payment of any preferred annual return on any other Class or Classes of units and the 7% annual return on the Class A units. A Class B unit will be deemed to be a Class A unit on January 1st of the year following expiry of its preferred return.

 Class C Units

  Class C units are fully voting, participating, redeemable units and initially represent a contribution to capital of $1.00 per Class C unit. Class C units are entitled to a 9%, noncumulative, preferred annual return in priority to any preferred return on the Class B units, from the 1st day of the month following the month of issuance until the fifth anniversary of such date, or such earlier or later date as may be determined by the general partner at the time of issuance. Thereafter, the Class C units participate equally with all other participating units after payment of any preferred return on any other Class or Classes of units and the 7% annual return on the Class A units. A Class C unit will be deemed to be a Class A unit on January 1st of the year following the expiry of its preferred return.

  The annual return of unit holders is based on distributable cash (as defined in the partnership agreement). No distributions are payable for 1995.

 (b) UNITS

                                                            SEPTEMBER 30
                                                        ---------------------
                                                           1996       1995
                                                        ---------- ----------
     A breakdown, by class of units issued, is as
      follows:
       Class A units................................... 31,892,150 31,892,150
       Class B units................................... 12,580,527 12,580,527
       Class C units...................................        --         --
                                                        ---------- ----------
                                                        44,472,677 44,472,677
                                                        ========== ==========

                    CAPITAL PROPERTIES LIMITED PARTNERSHIP

 (c) EQUITY

                                                                   $       $
                                                                (000S)   (000S)
                                                                -------  ------
     Opening equity balance....................................  27,523  30,498
     Partnership units issued..................................     --       30
     Net loss.................................................. (26,723) (3,005)
                                                                -------  ------
     Closing equity balance....................................     800  27,523
                                                                =======  ======

8. LEASE COMMITMENTS

  Capital Properties is committed to lease payments aggregating $312,000 over the next five years for certain operating equipment and one land lease expiring in 2023. These leases were assumed by Chartwell Canada effective October 1, 1996 (see note 1).

9. COMPARATIVE FIGURES

  Certain of the prior years' numbers have been reclassified to conform to the current year's presentation.

10. SUPPLEMENTAL INFORMATION

  The following supplemental information is provided in accordance with the Securities Exchange Act of 1934 as required for entities included in filings with the United States Securities and Exchange Commission ("SEC").

  RECONCILIATION WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

    CPLP follows Canadian generally accepted accounting principles ("GAAP") which are different in some respects from those applicable in the United States and from practices prescribed by the SEC. A summary of these differences is as follows:

    (i) Depreciation Expense:

    Capital Properties calculates depreciation expense on its buildings using the sinking fund method. Under United States accounting principles, this method is specifically disallowed and another systematic method must be chosen. The straight line method was chosen using a period of 40 years representing the estimated useful life of the buildings. The adjustment results in an increase in depreciation expense of $1,566,000 (1995-- $1,371,000) and accumulated depreciation of $22,419,000 (1995--
  $20,853,000).

    (ii) Investment:

    Capital Properties has recorded a 50% investment in a hotel property under the proportionate consolidation method for Canadian GAAP. United States accounting principles would require equity accounting disclosure. Such accounting would result in no adjustment to net loss in the Statement of Operations; a reduction in the individual assets and liabilities of $4,929,000 (1995--$4,999,000) and $908,000 (1995--$1,067,000) respectively;
  and the recognition of an investment account in the net amount of $4,021,000 (1995--$3,932,000).

    (iii) Property and Equipment:

    Under Canadian GAAP, a reorganization can result in the comprehensive revaluation of the assets brought into the new equity. Effective September 30, 1992, several limited partnerships rolled into Capital Properties whereby the assets were revalued, resulting in an increase to the carrying value of the properties.

                    CAPITAL PROPERTIES LIMITED PARTNERSHIP

                  NOTES TO FINANCIAL STATEMENTS--(CONCLUDED)


    Under United States Emerging Issues Task Force 87-21, a new basis of accounting is not appropriate on the roll-in of limited partnership assets into a Master Limited Partnership, which Capital Properties is deemed to be. Historical costs of the assets should be carried forward. The adjustment upon adoption of EITF 87-21 in 1992 was a decrease to property and equipment and Partners' equity of $29,525,000 which is reflected in the 1996 Balance Sheet and Partners' Equity reconciliation.

    (iv) Reversal of Write Down of Properties

    The increased depreciation under US GAAP has reduced the property below fair market value. Therefore, no provision is required under US GAAP.

 Statement of Operations

  The application of United States accounting principles would have affected net loss as follows:

                                                    YEAR ENDED SEPTEMBER 30
                                                    ---------------------------
                                                      1996      1995     1994
                                                    ---------  -------  -------
                                                       $          $        $
                                                     (000S)    (000S)   (000S)
     Net loss based on Canadian GAAP...............    26,723    3,005    3,603
     Depreciation and amortization expense(i)......     1,566    1,371    1,419
     Reversal of write-down of assets(iv)..........   (24,946)     --       --
                                                    ---------  -------  -------
     Net loss based on United States GAAP..........     3,343    4,376    5,022
                                                    =========  =======  =======

 Balance Sheet

  The cumulative effect of the application of United States accounting principles would have resulted in an increase (decrease) to the following balance sheet accounts:

                                                                SEPTEMBER 30
                                                               ----------------
                                                                1996     1995
                                                               -------  -------
                                                                  $        $
                                                               (000S)   (000S)
     Accumulated depreciation(i)..............................  22,419   20,853
     Property and equipment(iii).............................. (29,525) (29,525)
     Reversal of write down of assets(iv).....................  24,946      --
                                                               -------  -------
     Net property and equipment............................... (26,998) (50,378)
                                                               =======  =======
     Investment in 50% owned property(ii).....................   4,021    3,932
                                                               =======  =======
     Partners' Equity......................................... (26,998) (50,378)
                                                               =======  =======

  The cumulative effect on Partners' Equity is comprised of the following items:

                                                                SEPTEMBER 30
                                                               ----------------
                                                                1996     1995
                                                               -------  -------
                                                                  $        $
                                                               (000S)   (000S)
     Partners' Equity based on Canadian GAAP..................     800   27,523
                                                               -------  -------
     Depreciation and amortization expense(i)................. (22,419) (20,853)
     Property and equipment(iii).............................. (29,525) (29,525)
     Reversal of write down of assets(iv).....................  24,946      --
                                                               -------  -------
     Cumulative change........................................ (26,998) (50,378)
                                                               -------  -------
     Partners' Deficiency based on United States GAAP......... (26,198) (22,855)
                                                               =======  =======

                           CHARTWELL LEISURE INC. AND
                                  SUBSIDIARIES

                              PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

                    CHARTWELL LEISURE INC. AND SUBSIDIARIES

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

  The following Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1996 is presented as if the acquisition from Capital Properties Limited Partnership ("CPLP") of 20 hotels and a one-half interest in an additional hotel for approximately $77 million (the "Canadian Acquisition") had occurred on September 30, 1996. The Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1995 and the nine months ended September 30, 1996 and September 30, 1995 are presented as if the acquisition of all of the outstanding stock of Forte Hotels, Inc. ("Forte Hotels") for approximately $98 million (the "Travelodge Acquisition"), the assets of which consisted of 18 hotel properties (one of which was subsequently sold) and interests in 97 joint venture properties, the Canadian Acquisition and the sale of four million newly issued shares of the Company's Common Stock for an aggregate purchase price of $57 million to an investment group (the "CL Associates/FSNL Investment") had occurred on January 1, 1995. The Travelodge Acquisition and the Canadian Acquisition have been accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed will be recorded at their estimated fair values that are subject to further refinement. Management does not expect that the final allocation of the purchase prices for the Travelodge Acquisition and the Canadian Acquisition will differ materially from the preliminary allocations.

  The Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the historical audited financial statements and related notes thereto of Chartwell Leisure Inc. (formerly National Lodging Corp.), Travelodge and CPLP. These Pro Forma Condensed Consolidated Financial Statements are not necessarily indicative of the results that would actually have occurred had the transactions been consummated at the dates indicated, nor are they necessarily indicative of future operating results or financial position of the Company.

  The Pro Forma Condensed Consolidated Statements of Operations do not reflect the effect of certain cost savings and revenue enhancements that management believes may be realized following the Travelodge Acquisition and the Canadian Acquisition. These savings are expected to be realized primarily through the cessation of pursuing gaming development ventures, elimination of duplicative corporate overhead and changes to the Company's corporate structures. Reference in the Company's historical financial statements to the "Travelodge/Thriftlodge" results of operation are referred to herein as Travelodge.

                    CHARTWELL LEISURE INC. AND SUBSIDIARIES

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                         SEPTEMBER 30, 1996 (UNAUDITED)

                                                    PRO FORMA      PRO FORMA
                                                   ADJUSTMENTS    CONSOLIDATED
                             HISTORICAL HISTORICAL  COMPLETED      COMPLETED
                             CHARTWELL     CPLP    TRANSACTIONS   TRANSACTIONS
                             ---------- ---------- ------------   ------------
                                             (IN THOUSANDS)
ASSETS
CURRENT ASSETS
  Cash and cash
   equivalents..............  $ 17,802   $ 1,051     $(67,405)(1)   $ 17,319
                                                       65,871 (2)
  Accounts receivable--net..     5,689     1,982          --           7,671
  Loan receivable--net......     1,314       --           --           1,314
  Receivable from joint
   ventures--net............     1,999       --           --           1,999
  Prepaid and other current
   assets...................       984       964          --           1,948
                              --------   -------     --------       --------
    Total Current Assets....    27,788     3,997       (1,534)        30,251
  INVESTMENTS...............     2,225       --           --           2,225
  LOANS RECEIVABLE--Net.....    11,310       --           --          11,310
  JOINT VENTURE INTERESTS...    16,934     2,931       (1,064)(1)     18,801
  PROPERTY AND EQUIPMENT--
   Net......................    83,710    72,251        7,072 (1)    163,033
  MANAGEMENT CONTRACTS......     9,101       --        (6,000)(1)      3,101
  OTHER ASSETS..............     7,161       --           --           7,161
                              --------   -------     --------       --------
TOTAL ASSETS................  $158,229   $79,179     $ (1,526)      $235,882
                              ========   =======     ========       ========
LIABILITIES AND
 STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable and
   accrued expenses.........  $ 10,426   $ 4,945     $    --        $ 15,371
  Current portion of long-
   term debt................       880    90,543      (85,395)(1)      6,028
                              --------   -------     --------       --------
    Total current
     liabilities............    11,306    95,488      (85,395)        21,399
LONG-TERM DEBT..............    17,379     1,463          (58)(1)     84,655
                                                       65,871 (2)
OTHER LIABILITIES...........       107       --           --             107
                              --------   -------     --------       --------
    Total liabilities.......    28,792    96,951      (19,582)       106,161
MINORITY INTEREST...........     3,609       284          --           3,893
STOCKHOLDERS' EQUITY
  Common stock..............        95       --           --              95
  Paid-in-capital...........   161,521       --           --         161,521
  Accumulated deficit.......   (35,874)      --           --         (35,874)
  Foreign currency
   translation adjustment...        86       --           --              86
  CPLP net deficit..........       --    (18,056)      18,056 (1)        --
                              --------   -------     --------       --------
    Total stockholders'
     equity.................   125,828   (18,056)      18,056        125,828
                              --------   -------     --------       --------
TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY.......  $158,229   $79,179     $ (1,526)      $235,882
                              ========   =======     ========       ========

                    CHARTWELL LEISURE INC. AND SUBSIDIARIES

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED)

                                                 PRO FORMA       PRO FORMA
                                                CONSOLIDATED    CONSOLIDATED
                          HISTORICAL HISTORICAL  COMPLETED       COMPLETED
                          CHARTWELL     CPLP    TRANSACTIONS    TRANSACTIONS
                          ---------- ---------- ------------    ------------
                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUE:
  Hotel revenue.........   $ 54,111   $25,688     $  (916)(3)     $82,562
                                                    3,679 (9)
  Management fee and
   other income.........      2,942     2,847         (80)(3)       4,491
                                                   (1,352)(4)
                                                      134 (9)
  Equity in earnings for
   unconsolidated hotel
   joint ventures.......      5,104        50          76 (9)       5,230
                           --------   -------     -------         -------
    Total revenue.......     62,157    28,585       1,541          92,283
                           --------   -------     -------         -------
OPERATING EXPENSES:
  Hotel operating ex-
   pense................     22,451    11,921        (349)(3)      35,802
                                                    1,779 (9)
  General and adminis-
   trative..............     10,936     2,249          (4)(3)      13,922
                                                      (27)(4)
                                                      768 (9)
  Marketing, franchise
   and reservation
   fees.................      5,619     2,689        (105)(3)       8,772
                                                      414 (9)
                                                      155 (10)
  Maintenance and prop-
   erty taxes...........      4,296     2,846        (164)(3)       7,365
                                                      387 (9)
  Rent..................      3,842                   277 (9)       4,119
  Depreciation and amor-
   tization.............      6,615     2,505         (53)(3)       7,509
                                                    2,232 (5)
                                                   (2,505)(5)
                                                      560 (9)
                                                   (1,845)(11)
  Other.................      3,219       950         (70)(3)       2,966
                                                   (1,325)(4)
                                                      192 (9)
  Minority interest.....        978       --           27 (9)       1,005
  General and
   administrative-
   related party........      1,147       --          --            1,147
  Provision for losses
   on gaming assets.....     14,240       --          --           14,240
                           --------   -------     -------         -------
    Total operating ex-
     penses.............     73,343    23,160         344          96,847
                           --------   -------     -------         -------
OPERATING INCOME
 (LOSS).................    (11,186)    5,425       1,197          (4,564)
INTEREST EXPENSE........     (4,631)   (5,998)        266 (3)      (5,941)
                                                     (873)(6)
                                                    5,556 (7)
                                                      (19)(8)
                                                      (53)(9)
                                                     (189)(12)
INTEREST INCOME.........      1,912       --         (121)(13)      1,791
                           --------               -------         -------
INCOME (LOSS) BEFORE TAX
 EXPENSE................    (13,905)     (573)      5,764          (8,714)
INCOME TAX EXPENSE......        213       --          --              213
                           --------   -------     -------         -------
NET INCOME (LOSS).......   $(14,118)  $  (573)    $ 5,764         $(8,927)
                           ========   =======     =======         =======
PER SHARE INFORMATION:
  NET LOSS..............   $  (2.12)      --          --          $  (.90)
                           ========   =======     =======         =======
  WEIGHTED AVERAGE SHARE
   OUTSTANDING..........      6,651       --        3,217 (6)       9,868

                    CHARTWELL LEISURE INC. AND SUBSIDIARIES

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                NINE MONTHS ENDED SEPTEMBER 30, 1995 (UNAUDITED)

                                                            PRO FORMA       PRO FORMA
                                                           ADJUSTMENTS     CONSOLIDATED
                          HISTORICAL HISTORICAL HISTORICAL  COMPLETED       COMPLETED
                          CHARTWELL  TRAVELODGE    CPLP    TRANSACTIONS    TRANSACTIONS
                          ---------- ---------- ---------- ------------    ------------
                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUE:
  Hotel revenue.........   $    --    $51,391    $24,609     $(1,412)(3)     $ 74,588
  Management fee and
   other income.........        --      2,356      2,878        (145)(3)        4,057
                                                              (1,032)(4)
  Equity in earnings of
   unconsolidated hotel
   joint ventures.......        --      4,684          4         --             4,688
                           --------   -------    -------     -------         --------
    Total revenue.......        --     58,431     27,491      (2,589)          83,333
                           --------   -------    -------     -------         --------
OPERATING EXPENSES:
  Hotel operating
   expense..............        --     22,364     11,514        (423)(3)       33,455
  General and
   administrative.......      2,062     9,951      2,172        (222)(3)       13,974
                                                                  11 (4)
  Marketing, franchise
   and reservation
   fees.................        --      3,525      2,597        (148)(3)        8,390
                                                               2,416 (10)
  Maintenance and
   property taxes.......        --      4,358      2,749        (339)(3)        6,768
  Rent..................        --      3,425                                   3,425
  Depreciation and
   amortization.........        --      6,563      2,665         (67)(3)        7,129
                                                               2,246 (5)
                                                              (2,665)(5)
                                                              (1,613)(11)
  Other.................        --      2,386      1,433      (1,043)(4)        2,162
                                                                (614)(3)
  Minority interest.....        --        850        --          --               850
  General and
   administrative-
   related party........      2,464       --         --       (1,125)(14)       1,339
  Gaming development
   costs................     14,953       --         --          --            14,953
                           --------   -------    -------     -------         --------
    Total operating
     expenses...........     19,479    53,422     23,130      (3,586)          92,445
                           --------   -------    -------     -------         --------
OPERATING INCOME
 (LOSS).................    (19,479)    5,009      4,361         997           (9,112)
INTEREST EXPENSE........        --       (649)    (6,146)        227 (3)       (5,231)
                                                                (487)(6)
                                                               5,703 (7)
                                                                (212)(8)
                                                              (2,542)(12)
                                                              (1,125)(14)
INTEREST INCOME.........      3,138       631        --       (1,627)(13)       2,142
                           --------   -------    -------     -------         --------
INCOME (LOSS) BEFORE TAX
 EXPENSE................    (16,341)    4,991     (1,785)      1,060          (12,201)
INCOME TAX EXPENSE......        709       --         --          --               709
                           --------   -------    -------     -------         --------
NET INCOME (LOSS).......   $(17,050)  $ 4,991    $(1,785)    $ 1,060         $(12,910)
                           ========   =======    =======     =======         ========
PER SHARE INFORMATION:
  NET LOSS..............   $  (3.34)      --         --          --          $  (1.64)
                           ========   =======    =======     =======         ========
  WEIGHTED AVERAGE SHARE
   OUTSTANDING..........      5,112       --         --        4,000 (6)        9,112

                    CHARTWELL LEISURE INC. AND SUBSIDIARIES

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    YEAR ENDED DECEMBER 31, 1995 (UNAUDITED)

                                                            PRO FORMA       PRO FORMA
                                                           ADJUSTMENTS     CONSOLIDATED
                          HISTORICAL HISTORICAL HISTORICAL  COMPLETED       COMPLETED
                          CHARTWELL  TRAVELODGE    CPLP    TRANSACTIONS    TRANSACTIONS
                          ---------- ---------- ---------- ------------    ------------
                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUE:
  Hotel revenue.........   $    --    $65,790    $31,067     $(1,605)(3)     $ 95,252
  Management fee and
   other income.........        --      3,351      3,706        (118)(3)        5,623
                                                              (1,316)(4)
  Equity in earnings of
   unconsolidated hotel
   joint ventures.......        --      5,338         12         --             5,350
                           --------   -------    -------     -------         --------
    Total revenue.......        --     74,479     34,785      (3,039)         106,225
                           --------   -------    -------     -------         --------
OPERATING EXPENSES:
  Hotel operating
   expense..............        --     28,904     14,839        (552)(3)       43,191
  General and
   administrative.......      2,756    13,059      2,800        (276)(3)       17,023
                                                              (1,316)(4)
  Marketing, franchise &
   reservation fees.....        --      4,459      3,348        (181)(3)       10,737
                                                               3,111 (10)
  Maintenance and
   property taxes.......        --      5,537      3,542        (459)(3)        8,620
  Rent..................        --      4,700        --          --             4,700
  Depreciation and
   amortization.........        --      8,385      3,537         (89)(3)        9,145
                                                               2,994 (5)
                                                              (3,537)(5)
                                                              (2,145)(11)
  Other.................        --      2,693      1,696        (641)(3)        3,748
  Minority interest.....        --      1,073         15                        1,088
  General and
   administrative
   related party........      3,247       --         --       (1,500)(14)       1,747
  Gaming development
   costs................     15,482       --         --                        15,482
                           --------   -------    -------     -------         --------
    Total operating
     expenses...........     21,485    68,810     29,777      (4,591)         115,481
                           --------   -------    -------     -------         --------
OPERATING INCOME
 (LOSS).................    (21,485)    5,669      5,008       1,552           (9,256)
INTEREST EXPENSE........        --       (785)    (8,195)        302 (3)       (6,895)
                                                                (650)(6)
                                                               7,605 (7)
                                                                (282)(8)
                                                              (3,390)(12)
                                                              (1,500)(14)
INTEREST INCOME.........      4,012       838        --       (2,170)(13)       2,680
                           --------   -------    -------     -------         --------
INCOME (LOSS) BEFORE TAX
 EXPENSE................    (17,473)    5,722     (3,187)      1,467          (13,471)
INCOME TAX EXPENSE......        709     2,288        --       (2,288)(15)         709
                           --------   -------    -------     -------         --------
NET INCOME (LOSS).......   $(18,182)  $ 3,434    $(3,755)    $(1,106)        $(14,180)
                           ========   =======    =======     =======         ========
PER SHARE INFORMATION:
  NET LOSS..............   $  (3.57)      --         --          --          $  (1.56)
                           ========   =======    =======     =======         ========
  WEIGHTED AVERAGE SHARE
   OUTSTANDING..........      5,099       --         --        4,000 (6)        9,099

                     CHARTWELL LEISURE INC. & SUBSIDIARIES

      NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

PRO FORMA BALANCE SHEET ADJUSTMENTS

  1. The acquisition costs of the Canadian Acquisition have been allocated as follows:

      Total cash consideration........................................  $64,207
      Transaction fee.................................................    3,198
                                                                        -------
                                                                         67,405
      Allocation of management contracts related to hotels acquired in the Canadian Acquisition. Historical Travelodge management contracts include management contracts relating to the
      properties acquired in the Canadian Acquisition. As a result of the acquisition of these properties, management contracts were reduced by $6,000 and property and equipment increased by
      $6,000..........................................................    6,000
                                                                        -------
                                                                         73,405
      Short-term historical debt not assumed in the acquisition.......  (85,395)
      Long term debt not assumed in the acquisition...................      (58)
      Canadian Acquisition net deficit eliminated.....................   18,056
                                                                        -------
      Excess of purchase price over book value of net assets acquired allocated to hotel properties, joint venture interest, and equipment based on relative fair value..........................  $ 6,008
                                                                        =======

  The Company allocated $1,064 from joint venture interest to property and equipment representing the fair value of the joint venture interest acquired.

  The Company may be obligated to make certain payments to CPLP's constituent partners, based on a formula which considers future earnings of the properties acquired in the Canadian Acquisition. Such payments if and when such amounts are determinable will be allocated to properties to the extent of fair value and amortized over the remaining useful life of the properties. The Company would not have been required to make any such payments on a pro forma basis for the nine months ending September 30, 1996, September 30, 1995, and for the year ended December 31, 1995.

  2. The pro forma adjustment represents the cash amount of the loan proceeds from borrowings under the Company's Credit Facility, among the Company, Chartwell Canada, The Chase Manhattan Bank, as Administrative Agent, The Bank of Nova Scotia, as Syndication Agent, and the Banks from time to time parties thereto (the "Credit Facility") used to finance the Canadian Acquisition.

CPLP PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS

  3. The pro forma adjustment reflects the elimination of a hotel included in the historical statements of the Canadian Acquisition that was not acquired by the Company.

  4. The pro forma adjustment reflects the elimination of management fee income of historical Travelodge and the related management expense of historical CPLP for the management of the Canadian Acquisition properties. The income and related expense was $1,352 for the nine months ended September 30, 1996, $1,032 for the nine months ended September 30, 1995, and $1,316 for the year ended December 31, 1995.

  5. The pro forma adjustment represents the change in depreciation as a result of the allocation of the purchase price to the CPLP property and equipment. Hotel property and equipment are being depreciated on a straight-line basis. Buildings are being depreciated over a 30-year life and furniture and equipment over a five-year life.

                                           FOR THE NINE-
                                              MONTHS
                                               ENDED           FOR THE YEAR
                                           SEPTEMBER 30,    ENDED DECEMBER 31,
                                          ----------------  ------------------
                                           1996     1995           1995
                                          -------  -------  ------------------
   Historical CPLP Depreciation.........  $(2,505) $(2,665)      $(3,537)
   Pro Forma Depreciation based on
    allocation of fair value............    2,232    2,246         2,994

  6. The pro forma adjustment represents the increase in interest expense for the net increase in the line of credit. The adjustment accounts for the interest expense on the $67.4 million outstanding, less the $54.4 million net proceeds of the stock issuance in connection with the CL Associates/FSNL Investment. The additional interest expense was $873 for the nine months ended September 30, 1996, $487 for the nine months ended September 30, 1995, and $650 for the year ended December 31, 1995.

  7. The pro forma adjustment represents elimination of historical interest expense related to the historical CPLP debt that was not assumed in the acquisition. The reduction in interest expense was $5,556 for the nine months ended September 30, 1996, $5,703 for the nine months ended September 30, 1995, and $7,605 for the year ended December 31, 1995.

  8. The pro forma adjustment represents the amortization of deferred loan costs incurred under the Credit Facility. Such costs are amortized over the six-year life of the Credit Facility. The incremental amortization was $19 for the 22 days included in the nine months ended September 30, 1996, $212 for the nine months ended September 30, 1995, and $282 for the year ended December 31, 1995.

TRAVELODGE PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS

  9. The pro forma adjustment represents the addition of 22 days of operating activity for the period ended September 30, 1996 for the Travelodge Acquisition. The Travelodge Acquisition was consummated on January 23, 1996.

  10. The pro forma adjustment represents royalty expense equal to 4% of gross room revenues pursuant to a franchise agreement executed with the owner of the Travelodge/Thriftlodge trademarks. Incremental royalty expense was $155 for the 22 days included in the nine months ended September 30, 1996, $2,416 for the nine months ended September 30, 1995, and $3,111 for the year ended December 31, 1995.

  11. The pro forma adjustment reflects the decrease in depreciation for the Travelodge Acquisition as a result of the allocation of purchase price to the acquired properties based on their relative fair market value. The allocation of the purchase price resulted in an increase in value in the assets with a longer life, resulting in an overall decrease in depreciation expense compared to historical expense. Hotel property and equipment are depreciated on a straight line basis over a blended life of 25 years. The decrease in depreciation was $1,845 for the nine months ended September 30, 1996, $1,613 for the nine months ended September 30, 1995, and $2,145 for the year ended December 31, 1995.

  12. The pro forma adjustment represents the increase in interest expense due to the increase in the line of credit of $60 million to finance the Travelodge Acquisition. The increase in interest expense was $189 for the 22 days included in the nine months ended September 30, 1996, $2,542 for the nine months ended September 30, 1995, and $3,390 for the year ended December 31, 1995.

  13. The pro forma adjustment represents the elimination of interest income on the $38 million of the Company's cash used for the Travelodge Acquisition. The decrease in interest income was $121 for the 22 days included in the nine months ended September 30, 1996, $1,627 for the nine months ended September 30, 1995, and $2,170 for the year ended December 31, 1995.

  14. The pro forma adjustment reflects the reclassification from general and administrative related party to interest expense for the fee for HFS' agreement to guarantee up to $75 million of the Company's borrowings under the Credit Facility through February 2003 ("the HFS Guarantee"). The amount reclassified was $1,125 for the nine months ended September 30, 1995, and $1,500 for the year ending December 31, 1995.

  15. The pro forma adjustment reflects the elimination of income tax expense for historical Travelodge.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

                                          Chartwell Leisure Inc.
                                           (Registrant)

Date: February 7, 1997                            /s/ Martin L. Edelman
                                          By __________________________________
                                            Name:Martin L. Edelman
                                            Title:President

                                 EXHIBIT INDEX

 EXHIBIT NO.                         DESCRIPTION                           PAGE
 -----------                         -----------                           ----
  2.1*       Contract of Sale, dated as of July 17, 1996, by and among
             Capital Properties Limited Partnership, Syndicated Capital
             Properties, Inc., Syncap Properties Inc., Tegrad Properties
             (Winnipeg) Inc., Tegrad Montreal I Inc., 1002370 Ontario,
             Inc. and Chartwell Canada Corp.
 10.1*       Form of Future Payments Agreement, by and between Chartwell
             Canada Corp. and Syndicated Capital Properties Inc., as
             agent for Capital Properties Limited Partnership.
 10.2**      Credit Agreement, dated as of August 28, 1996, among the
             Registrant, Chartwell Canada Corp., The Bank of Nova
             Scotia, The Chase Manhattan Bank and the various banks
             named therein.
 10.3*       Development Agreement, dated as of October 1, 1996, by and between NRG Management Services Inc. and the Registrant.
 10.4*       Form of Indemnification Agreement, by and among Chartwell
             Canada Corp., the Registrant, NL Hotels, Inc., Capital
             Properties Limited Partnership, Syndicated Capital
             Properties Inc., Royco Hotels & Resorts Ltd. and NRG
             Management Services Inc.
 10.5*       Guaranty Letter, dated as of October 1, 1996, by Royco
             Hotels & Resorts Ltd., Peter P. Sikora, Terrence Royer,
             Randy Royer and Gregory Royer.
 10.6*       Non-Competition Agreement, dated as of October 1, 1996, by and among Royco Hotels & Resorts Ltd., Peter P. Sikora,
             Terrence Royer, Randy Royer, Gregory Royer, NL Hotels, Inc.
             and the Registrant.
 10.7*       Debt Restructuring Letter Agreement, dated as of August 15,
             1996, by and among the Registrant, Bank of Montreal, Scotia
             Mortgage Corporation, Canadian Imperial Bank of Commerce
             and Province of Alberta Treasury Branches.
 10.8**      First Amendment, dated as of September 30, 1996, to the
             Credit Agreement, dated as of August 28, 1996, among
             Chartwell Leisure Inc., Chartwell Canada Corp., The Bank of
             Nova Scotia, The Chase Manhattan Bank and the various banks named therein.
 10.9**      Hotel Management Agreement dated October 1, 1996, among
             Chartwell Canada Corp., Chartwell Canada Nominee Corp.,
             Tegrad Montreal Inc., Edmonton South Nominee Corp., Calgary
             North Nominee Corp. and Chartwell Lodging Corp.
 10.10**     Amended and Restated Management Services and Franchise
             Development Agreement, dated as of October 1, 1996, among
             Chartwell Canada Hospitality Corp., Chartwell Lodging Inc.,
             Royco Hotels and Resorts Ltd. and Chartwell Leisure Inc.
 10.11**     Master License Agreement for the Territory of the Dominion
             of Canada, dated September 30, 1996, between Travelodge
             Hotel, Inc. and Chartwell Canada Hospitality Corp.
 10.12**     Master License Agreement for the Territory of The United
             Mexican States, dated September 18, 1996, between
             Travelodge Hotels, Inc. and Chartwell Mexico, S.A. de C.V.
 10.13**     Termination Letter Agreement, dated as of November 20,
             1996, by and between the Registrant and HFS Incorporated.
 10.14**     Unsecured Note, dated as of November 20, 1996, for the
             principal amount of $7,000,000, by the Registrant, in favor of HFS Incorporated.
 10.15**     Development Advance Agreement, dated as of October 15,
             1996, between the Registrant and HFS Incorporated.

--------
 * Filed as an exhibit to the Registrant's Current Report on Form 8-K (File No. 0-24794) filed with the Commission on October 15, 1996.
** Filed as an exhibit to the Registrant's Current Report on Form 8-K/A (File
   No. 0-24794) filed with the Commission on December 12, 1996.
 + Filed herewith.

 EXHIBIT NO.                         DESCRIPTION                          PAGE
 -----------                         -----------                          ----
 10.16**     Second Amended and Restated Financing Agreement, dated as
             of July 24, 1996, between the Registrant and HFS
             Incorporated.
 10.17**     Amendment No. 1 to Second Amended and Restated Financing
             Agreement, dated as of August 1996, between the Registrant and HFS Incorporated.
 23.1+       Consent of Deloitte & Touche.
 99.1*       Press release of the Registrant, dated October 4, 1996.
 99.2**      Press release of the Registrant, dated November 25, 1996.

--------
 * Filed as an exhibit to the Registrant's Current Report on Form 8-K (File No. 0-24794) filed with the Commission on October 15, 1996.
** Filed as an exhibit to the Registrant's Current Report on Form 8-K/A (File
   No. 0-24794) filed with the Commission on December 12, 1996.
 + Filed herewith.